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                               ESCROW AGREEMENT


                  ESCROW AGREEMENT dated as of October 16, 1997, among STARRETT CORPORATION, a New York corporation ("Starrett"), STARTT ACQUISITION, INC., a New York corporation ("Acquisition"), and PROSKAUER ROSE LLP, a New York limited liability partnership (the "Escrow Agent").

                             W I T N E S S E T H:

                  WHEREAS, Starrett and Acquisition have entered into an Agreement and Plan of Merger dated as of even date herewith (the "Agreement") (capitalized terms used but not defined herein shall have the meanings given to them in the Agreement);

                  WHEREAS, pursuant to Section 8.01 of the Agreement, Acquisition is today delivering to the Escrow Agent the cash sum of $5 million into escrow, with the Escrow Agent to hold and deliver such amount pursuant to this Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1.       Appointment of Escrow Agent.

                  The Escrow Agent agrees to act as the Escrow Agent as set forth herein, and as such Escrow Agent to receive, hold, administer and dispose of the $5 million deposited simultaneously herewith by Acquisition with the Escrow Agent as set forth herein (the "Escrow Deposit") and the Escrow Agent hereby acknowledges receipt of such Escrow Deposit. All interest and other proceeds earned on the Escrow Deposit, as well as interest and proceeds earned thereon, are hereinafter referred to as the "Interest." The Escrow Deposit and the Interest are hereinafter collectively referred to as the "Escrow Amount."

                  2.       Deposit of Escrow Deposit; General Intention.

                  Acquisition herewith deposits the Escrow Deposit with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of $5 million as the Escrow Deposit and agrees to hold, administer and deliver the same in accordance with this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Escrow Agreement to accomplish the intentions of the parties hereto. The parties agree that the Escrow Amount may be held on behalf of the Escrow Agent by Morgan Guaranty Trust Company, Citibank, N.A. or the Bank of New York (each, an "Eligible Bank" and collectively, the "Eligible Banks"). The provisions of this Section 2 are subject to the provisions of
Section 4 hereof.

                  3.       Investment.

                  The Escrow Agent shall invest the Escrow Deposit in an interest-bearing account. The Escrow Agent is hereby authorized to invest and reinvest the Escrow Amount in any of the




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following forms of investment as the Escrow Agent shall select: U.S. Treasury
Notes or interest bearing accounts of an Eligible Bank or "money market" accounts of an Eligible Bank in each case with maturity dates not later than 30 days after the date of investment.

                  4.       Release of Escrow Amount.

                  The Escrow Agent shall hold the Escrow Amount until it delivers the Escrow Amount as provided in this Section 4 as follows:

                           (a) Upon the receipt, by Escrow Agent, of written
instructions signed by both Starrett and Acquisition directing delivery of the Escrow Amount, then the Escrow Agent shall deliver the Escrow Amount as so directed in such instructions.

                           (b) If the Escrow Agent receives written notice
signed by Starrett alone stating that Starrett is entitled to the Escrow Deposit, the Escrow Agent shall deliver personally or by overnight delivery or by United States certified or registered mail, return receipt received, a copy thereof to Acquisition and, unless the Escrow Agent has received a written objection from Acquisition within 10 business days after Acquisition's receipt of such delivery, the Escrow Agent shall deliver the Escrow Deposit to Starrett. If the Escrow Agent so receives a written objection from Acquisition, the Escrow Agent shall send a copy of such written objection to Starrett by overnight delivery and shall continue to hold the Escrow Deposit until it shall have received written instruction signed by both Starrett and Acquisition or a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Amount, in which case the Escrow Agent shall deliver the Escrow Deposit in accordance with such instructions or such order.

                           (c) If the Escrow Agent receives written notice
signed by Acquisition alone stating that Acquisition is entitled to the Escrow Amount, the Escrow Agent shall deliver personally or by overnight delivery or by United States certified or registered mail, return receipt received, a copy thereof to Starrett and, unless the Escrow Agent has received a written objection from Starrett within 10 business days after Starrett's receipt of such delivery, the Escrow Agent shall deliver the Escrow Amount to Acquisition. If the Escrow Agent so receives a written objection from Starrett, the Escrow Agent shall send a copy of such written objection to Acquisition by overnight delivery and shall continue to hold the Escrow Amount until it shall have received written instructions signed by both Starrett and Acquisition or a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Amount, in which case the Escrow Agent shall deliver the Escrow Amount in accordance with such instructions or such order.

                           (d) Upon delivery of the Escrow Deposit to Starrett
pursuant to this Section 4, the Escrow Agent shall deliver the Interest thereon to Acquisition in accordance with written instructions signed by Acquisition.

                           (e) Anything in this Escrow Agreement to the
contrary notwithstanding, the Escrow Agent may at any time deposit the Escrow Amount with the clerk of any court of


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competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings.

Upon any delivery or deposit of the Escrow Amount as provided in this Section 4, the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement. In the event that any investment matures at a date later than the date upon which either Starrett or Acquisition may be entitled to the proceeds thereof, the party entitled to such proceeds shall have the option either: (i) to compel delivery of the proceeds thereof and bear the risk of loss of interest thereon or the cost of arranging for the sale or repurchase of any investment or (ii) permit the Escrow Agent to retain the investment until the maturity thereof.

                  5.       Concerning the Escrow Agent

                  The Escrow Agent has been induced to accept its duties under this Escrow Agreement by the following terms and conditions:

                           (a) The Escrow Agent shall not be liable, except
for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent. Starrett and Acquisition jointly and severally shall indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all claims, liabilities, losses, damages, costs, taxes (including, without limitation, interest and penalties thereon), reasonable attorneys' fees (which term, as used in this Escrow Agreement shall include, without limitation, such Escrow Agent's normal hourly charges when acting as attorneys for the Escrow Agent) and other expenses whatsoever arising out of or in connection with this Escrow Agreement. Without limiting the foregoing, in no event shall the Escrow Agent be liable for any matter or thing relating to its investment or reinvestment of the Escrow Amount in accordance with the provisions of this Escrow Agreement, including without limitation, any loss of principal or failure to earn interest on the Escrow Amount, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of the Escrow Amount or any loss of principal or interest incident to any such delays or to the repurchase or sale of any certificate of deposit or Treasury Bill or Note.

                           (b) In the event of any disagreement among the
parties to this Escrow Agreement, or among them or any one of them and any other person, resulting in adverse claims or demands being made in connection with the Escrow Amount, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it (but nothing herein shall obligate the Escrow Agent so to do).

                           (c) The Escrow Agent shall be entitled to rely upon
any judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity. The Escrow Agent may act in reliance upon any instrument

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or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                           (d) The Escrow Agent shall have no duties or
responsibilities except those expressly set forth in this Escrow Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including without limitation the Agreement.

                           (e) Starrett and Acquisition acknowledge that the
Escrow Agent has represented Starrett and its affiliates in connection with the Agreement and this Escrow Agreement and may continue to represent Starrett or its affiliates in connection with the Agreement and this Escrow Agreement and the transactions contemplated pursuant to each such Agreement, including, without limitation in the event of disputes arising thereunder. Starrett and Acquisition expressly agree that the Escrow Agent shall not be precluded from or restricted in any manner whatsoever from representing Starrett or any of its affiliates or otherwise acting as attorneys for Starrett or any of its affiliates in any matter, including without limitation any court proceeding or other matter related to the Agreement or the transactions contemplated thereby, or this Escrow Agreement, or the Escrow Amount, whether or not there is a dispute between Starrett and Acquisition with respect thereto. Starrett and Acquisition hereby irrevocably consent to any such representation and waive any conflict or appearance of conflict with respect thereto.

                           (f) Acquisition shall report as taxable income any
taxable income resulting from the investment of the Escrow Amount. At the option of the Escrow Agent, the account in which the Escrow Amount is held may indicate Acquisition's name and/or its Federal taxpayer I.D. number (13-397-0392). The Escrow Agent may deduct or withhold from the Escrow Amount or any payment hereunder any amount that it in good faith estimates is owed to the Internal Revenue Service or to any other taxing authority by either the Escrow Amount or by any party that has an interest in the Escrow Amount, and may in its discretion pay over to the Internal Revenue Service or such other taxing authority all or part of any such amount that it has deducted or withheld. To the extent that the Escrow Agent may become liable for the payment of taxes in respect of income resulting from the investment of the Escrow Amount, or any payment made hereunder, the Escrow Agent may pay such taxes from the Escrow Amount. Starrett and Acquisition, jointly and severally, shall indemnify and hold harmless the Escrow Agent from and against any liability for taxes (including, without limitation, any interest or penalties in respect thereof) arising out of or relating to any income or gain earned on or attributable to the Escrow Amount.

                           (g) All rights of indemnification provided for the
Escrow Agent in this Escrow Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Amount in accordance with this Escrow Agreement, the termination of this Escrow Agreement, and any other circumstances whatsoever.



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                  6.       Representations.

                  To induce the Escrow Agent to enter into this Escrow Agreement and serve as Escrow Agent hereunder, Starrett and Acquisition each represents and warrants that it has full power and authority to enter into and perform this Escrow Agreement; that the execution and delivery of this Escrow Agreement was duly authorized by all necessary corporate action; and that this Escrow Agreement is enforceable against it in accordance with its terms.

                  7.       Successor Escrow Agent.

                           (a) The Escrow Agent (and any successor escrow
agent) may at any time resign as such by delivering the Escrow Amount to any successor escrow agent mutually designated by Starrett and Acquisition in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged from any and all further obligations arising in connection with this Escrow Agreement. The Escrow Agent may, at any time, take such actions as it shall elect in order to terminate its duties as escrow agent hereunder, including, without limitation, depositing the Escrow Fund with a court of competent jurisdiction upon commencement of an action in the nature of interpleader or during the course of any court proceedings. The costs incurred by the Escrow Agent in connection with taking any such actions (including the reasonable attorneys' fees of the Escrow Agent) shall be borne by Starrett and Acquisition, jointly and severally.

                  8.       Notices.

                  Unless otherwise specifically provided herein, all notices, consents, demands or other communications required or permitted to be given pursuant to the Agreement shall be in writing and shall be deemed sufficiently given on (a) the day on which delivered personally during a business day to the appropriate location listed as the address below, (b) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or (c) one business day after deposit thereof for overnight delivery. Such notices, consents, demands or other communications shall be addressed respectively:

                           If to Starrett, to:

                           Starrett Corporation
                           909 Third Avenue
                           New York, New York  10022
                           Attn:  Mr. Irving R. Fischer

                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036
                           Attn: Peter G. Samuels, Esq.


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                           If to Acquisition to:

                           Startt Acquisition, Inc.
                           c/o Lawrence Ruben Company, Inc.
                           600 Madison Avenue, 20th Floor
                           New York, New York 10022
                           Attn:  Mr. Jonathan I. Mayblum

                           with a copy to:

                           Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York  10176
                           Attn:  Alan S. Katz, Esq.

                           If to the Escrow Agent:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036
                           Attn: Peter G. Samuels, Esq.

or to any other address which such party may have subsequently communicated to the other parties in writing.

                  9.       Miscellaneous.

                           (a) Any provision of this Escrow Agreement which
may be determined by any court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

                           (b) This Escrow Agreement shall be binding upon and
inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Escrow Agreement or any interest in the Escrow Amount without the written consent of the other parties. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Amount to any person other than, Starrett or Acquisition.


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                           (c) This Escrow Agreement shall be construed in
accordance with and governed by the laws of the State of New York, without giving effect to conflict of law rules.

                           (d) The parties hereby irrevocably submit to the
jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant to any such court jurisdiction over the persons of the parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in connection with any such action or proceeding in the manner provided in Section 8 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                           (e) This Escrow Agreement constitutes the entire
understanding among the parties with respect to the subject matter hereof. This Escrow Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

                           (f) The Escrow Agent shall serve hereunder without
fee; however, Starrett and Acquisition, jointly and severally agree to pay to the Escrow Agent on demand all costs and expenses incurred by the Escrow Agent in performing its duties hereunder, including without limitation reasonable attorneys fees.

                           (g) This Escrow Agreement may be executed in any
number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Escrow Agreement taken together shall constitute but one and the same instrument.

                           (h) The Section headings used herein are for
convenience of reference only and shall not define or limit the provisions of this Escrow Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed
this Escrow Agreement as of the date first above written.


                                      STARRETT CORPORATION



                                      By: /s/ Jonathan I. Mayblum
                                          ___________________________
                                          Name:  Jonathan I. Mayblum
                                          Title: President


                                      STARTT ACQUISITION, INC.



                                      By: /s/ Jonathan I. Mayblum
                                          ____________________________
                                          Name:  Jonathan I. Mayblum
                                          Title: President


                                      PROSKAUER ROSE LLP



                                      By: /s/ Peter G. Samuels
                                          _____________________________
                                          Peter G. Samuels, a Partner



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